UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tetraphase Pharmaceuticals, Inc. (the “Company”) held on January 30, 2017, the Committee approved the payment of annual bonus and equity awards to the Company’s executive officers (other than Guy Macdonald, the Company’s President and Chief Executive Officer) identified below for services rendered during the year ended December 31, 2016. Additionally, the Committee approved annual base salaries for 2017 for each of these executive officers. At a subsequent meeting of the Board held on January 31, 2017, the Board approved the payment of an annual bonus award and the grant of equity awards to Mr. Macdonald for services rendered during the year ended December 31, 2016 and his annual base salary for 2017 based upon recommendations previously received from the Committee.

Identified below is the 2016 cash bonus and equity awards and 2017 annual base salary with respect to each of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K). In 2017, approximately 25% of each named executive officer’s long-term equity incentives were granted in the form of performance-based restricted stock units (“RSUs”) that vest solely upon achievement of certain clinical and regulatory milestones.

Each executive officer named below is a party to a written employment arrangement with the Company. These agreements and arrangements have been filed as exhibits to the Company’s annual and quarterly reports on file with the Securities and Exchange Commission.

On January 30, 2017, the Committee also appointed Christopher Watt to serve as Senior Vice President, Finance. He previously served as the Company’s Vice President, Finance.

	2016	2017
			Stock Award
Named Executive Officer	Cash Bonus	Salary	Options(1)	Performance- Based RSUs(2)
Guy Macdonald, President and Chief Executive Officer	$225,000	$530,000	300,000	75,000
Jacques Dumas, Ph.D. Chief Scientific Officer	137,000	371,300	140,000	30,000
Patrick T. Horn, M.D., Ph.D., Chief Medical Officer	134,100	406,300	140,000	30,000
Maria Stahl, Senior Vice President, General Counsel	107,100	350,200	115,000	25,000
Christopher Watt, Senior Vice President, Finance	78,700	303,200	60,000	15,000

(1)	The options have been granted pursuant to our stock incentive plans and are evidenced by stock option agreements that been approved by the Board or the Committee. The terms and conditions of these awards are substantially consistent with those granted to other employees of the Company. These options vest over four (4) years, with 6.25% of the shares vesting on April 30, 2017 and an additional 6.25% of the original grant at the end of each successive three-month period thereafter until the fourth anniversary of the grant date.
(2)	These restricted stock units shall be eligible to vest only upon achievement of certain performance conditions and, if such conditions are met, shall vest on January 31, 2020.

Additional information regarding compensation of executive officers will be included in the Company’s proxy statement to be filed in connection with its 2017 Annual Meeting of Stockholders to be held on May 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: February 3, 2017		Maria D. Stahl
Senior Vice President, General Counsel